Exhibit 10.14

WHITING PETROLEUM CORPORATION

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into as of the date set forth on the signature page hereof (the “Grant Date”) by and between Whiting Petroleum Corporation, a Delaware corporation with its principal offices at Denver, Colorado (the “Company”), and the key employee of the Company or one of its Affiliates whose signature is set forth on the signature page hereof (the “Participant”).

W I T N E S S E T H :

WHEREAS, the Company has adopted the Whiting Petroleum Corporation 2003 Equity Incentive Plan (as amended, the “Plan”) to permit options to purchase shares of the Company’s common stock (the “Stock”) to be awarded to certain key employees of the Company and any Affiliate of the Company; and

WHEREAS, the Participant is a key employee of the Company, and the Company desires such person to remain in such capacity and to further an opportunity for his or her stock ownership in the Company in order to increase his or her proprietary interest in the success of the Company;

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

1.           Grant.  Subject to the terms and conditions of the Plan, a copy of which is made a part hereof, and this Agreement, the Company hereby grants to the Participant an option to purchase from the Company all or any part of the aggregate number of shares of Stock set forth on the signature page hereof (hereinafter such shares of Stock are referred to as the “Optioned Shares,” and the option to purchase the Optioned Shares is referred to as the “Option”).  The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2.           Vesting.  One-third of the Optioned Shares shall vest and become exercisable on each of the first three anniversaries of the Grant Date, provided the Participant has remained in the continuous employment of the Company and its Affiliates from the Grant Date through and including the applicable vesting date.  Any Optioned Shares not vested as of the date of the Participant’s termination of employment from the Company and its Affiliates shall be forfeited.

3.           Price.  The price to be paid for each Optioned Share shall be the price set forth on the signature page hereof (the “Option Price”).

4.           Term; Exercise.  The Participant may exercise the Option, to the extent vested, in whole or in part until the close of business at the Company’s headquarters on the earliest of:

(a)           The tenth anniversary of the Grant Date;

(b)           The first anniversary of the Participant’s termination of employment from the Company and its Affiliates for any reason other than cause; and

(c)           The date of the Participant’s termination of employment from the Company and its Affiliates for cause, as determined by the Compensation Committee of the Board of Directors of the Company (the “Committee”) in its sole discretion.  The exercise of the Option may be suspended pending the Committee’s determination of whether the Participant’s employment is terminated for cause, and in the event the Committee determines that termination is for cause, such exercise shall be rescinded.

5.           Method of Exercise.  The Option may be exercised only by written notice, provided to the Company in the manner set forth in Paragraph 10(d), specifying the number of vested Optioned Shares being purchased.  Such notice shall be accompanied by payment of the entire Option Price of the Optioned Shares being purchased plus related federal, state, local or foreign withholding taxes due as a result of exercise, which may be paid:

(a)           in cash, or by check or money order;

(b)           by delivery (including by attestation) of shares of Stock (which will be valued at Fair Market Value at the date of delivery);

(c)           through a cashless exercise procedure established by the Committee, if any; or

(d)           by any combination of the foregoing.

Shares of Stock tendered under subparagraph (b) above shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank.  Upon receipt of the payment of the entire purchase price of the Optioned Shares being purchased and the related federal, state, local or foreign withholding taxes, certificates for such Optioned Shares shall be issued to the Participant.  The Optioned Shares so purchased shall be fully paid and nonassessable.

6.           Securities Law Restrictions.  Notwithstanding the foregoing or anything to the contrary herein, the Participant agrees and acknowledges with respect to any Stock received under this Option that has not been registered under the Securities Act of 1933, as amended (the “Act”) (a) he or she will not sell or otherwise dispose of such Stock except pursuant to an effective registration statement under the Act and any applicable state securities laws, or in a transaction which, in the opinion of counsel for the Company, is exempt from such registration, and (b) a legend will be placed on the certificates for the Stock to such effect.

7.           No Rights as a Stockholder.  The Participant shall not be deemed for any purposes to be a stockholder of the Company with respect to any shares that may be acquired hereunder except to the extent that the Option shall have been exercised with respect thereto and a stock certificate issued therefor.

8.           Powers of Company Not Affected.  The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any combination, subdivision or reclassification of the Stock or any reorganization, merger, consolidation, business combination, exchange of shares, or other change in the Company’s capital structure or its business, or any issue of bonds, debentures or stock having rights or preferences equal, superior or affecting the Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.  Nothing in this Agreement shall confer upon the Participant any right to continue in the employment of the Company or any Affiliate, or interfere with or limit in any way the right of the Company or an Affiliate to terminate the Participant’s employment at any time.

9.           Interpretation by Committee.  The Participant agrees that any dispute or disagreement which may arise in connection with this Agreement shall be resolved by the Committee, in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or the Plan may be made in the sole discretion of the Committee and shall be final, binding, and conclusive.  Any such determination need not be uniform and may be made differently among Participants awarded options under the Plan.

10.           Miscellaneous.  (a)  This Agreement shall be governed and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed therein between residents thereof.

(b)           This Agreement may not be amended or modified except by the written consent of the parties hereto.

(c)           The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

(d)           Any notice, filing or delivery hereunder or with respect to the Option shall be given to the Participant at either his or her usual work location or his or her home address as indicated in the records of the Company, and shall be given to the Committee or the Company at 1700 Broadway, Suite 2300, Denver, Colorado 80290-2300, Attention:  Corporate Secretary.  All such notices shall be given by first class mail, postage prepaid, or by personal delivery.

(e)           This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Participant and his successor and assigns, except that the Participant may not transfer any interest in any Option other than pursuant to will or the laws of descent and distribution.  Any individual claiming entitlement to exercise the Option following the Participant’s death shall provide such information and evidence of his or her right to do so in such form as is satisfactory to the Company.

(f)           This Agreement is subject in all respects to the terms and conditions of the Plan.  Any capitalized terms used in this Agreement but not defined herein shall have the meanings given in the Plan.

11.           Change of Control.

(a)           Notwithstanding any other provision to the contrary contained in this Agreement, effective upon a Change in Control of the Company (as defined below), the Optioned Shares shall become 100% vested if the Participant is employed by the Company or an Affiliate immediately prior to the date of such Change in Control of the Company.

(b)           The following terms shall have the following meanings when used in this Paragraph 11:

(i)           “Act” means the Securities Exchange Act of 1934, as amended.

(ii)            “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule l2b-2 of the General Rules and Regulations under the Act.

(iii)           A Person shall be deemed to be the “Beneficial Owner” of any securities:

(A)           which such Person or any of such Person’s Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (i) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase, or (ii) securities issuable upon exercise of rights issued pursuant to the terms of any Rights Agreement of the Company, at any time before the issuance of such securities;

(B)           which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule l3d-3 of the General Rules and Regulations under the Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this clause (B) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (i) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Act and (ii) is not also then reportable on a Schedule l3D under the Act (or any comparable or successor report); or

(C)           which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B) above) or disposing of any voting securities of the Company.

(iv)            “Board” means the Board of Directors of the Company.

(v)            “Change in Control” means the occurrence of any of the following:

(A)           any Person (other than (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company (“Excluded Persons”)) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the date of this Agreement, pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined Voting Power of the Company’s then outstanding voting securities; or

(B)           the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving:  (i) individuals who, on the date of this Agreement constituted the Board and (ii) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date of this Agreement, or whose appointment, election or nomination for election was previously so approved (collectively the “Continuing Directors”); provided, however, that individuals who are appointed to the Board pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation, or share exchange involving the Company (or any direct or indirect subsidiary of the Company) shall not be Continuing Directors for purposes of this definition until after such individuals are first nominated for election by a vote of at least two-thirds (2/3) of the then Continuing Directors and are thereafter elected as directors by the shareholders of the Company at a meeting of shareholders held following consummation of such merger, consolidation, or share exchange; and, provided further, that in the event the failure of any such persons appointed to the Board to be Continuing Directors results in a Change in Control of the Company, the subsequent qualification of such persons as Continuing Directors shall not alter the fact that a Change in Control of the Company occurred; or

(C)           the shareholders of the Company approve a merger, consolidation or share exchange of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (i) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined Voting Power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (ii) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the date of this Agreement, pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined Voting Power of the Company’s then outstanding voting securities; or

(D)           the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined Voting Power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions.

(vi)            “Person” means any individual, firm, partnership, corporation or other entity, including any successor (by merger or otherwise) of such entity, or a group of any of the foregoing acting in concert.

(vii)            “Voting Power” means the voting power of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and the Participant has hereunto affixed his or her signature, all as of the day and year set forth below.

WHITING PETROLEUM CORPORATION	PARTICIPANT

By:
Name:	No. of Optioned Shares:
Title:	Option Price per Share:
Grant Date: